EXHIBIT 99.1

Donegal Group Inc. Declares Quarterly Dividend

MARIETTA, Pa., Dec. 16, 2011 (GLOBE NEWSWIRE) -- Donegal Group Inc. (Nasdaq:DGICA) (Nasdaq:DGICB) reported that its board of directors yesterday declared a regular quarterly cash dividend of $.12 per share of Class A common stock and $.1075 per share of Class B common stock payable February 15, 2012 to stockholders of record as of the close of business on February 1, 2012.

Donegal Group Inc. is an insurance holding company with insurance subsidiaries offering personal and commercial property and casualty lines of insurance in four Mid-Atlantic states (Delaware, Maryland, New York and Pennsylvania), three New England states (Maine, New Hampshire and Vermont), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and eight Midwestern states (Indiana, Iowa, Michigan, Nebraska, Ohio, Oklahoma, South Dakota and Wisconsin).

The insurance subsidiaries of Donegal Group Inc. and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group. The Donegal Insurance Group has an A.M. Best rating of A (Excellent).

CONTACT: Jeffrey D. Miller, Senior Vice President &
         Chief Financial Officer
         Phone: (717) 426-1931
         E-mail: jeffmiller@donegalgroup.com